As filed with the Securities and Exchange Commission on November 7, 2019

Registration No. 333-216034
Registration No. 333-216034-1
Registration No. 333-216034-2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	98-0606750
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2000 St. James Place,

Houston, Texas 77056

(713) 836-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Weatherford International Ltd.	Weatherford International, LLC
(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Bermuda	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0371344	33-0430755
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

2000 St. James Place, Houston, Texas 77056	2000 St. James Place, Houston, Texas 77056
(713) 836-4000	(713) 836-4000
(Address, including zip code, and telephone number, including area code, of co- registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co- registrant’s principal executive offices)

Christina M. Ibrahim

Weatherford International plc

Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ryan J. Maierson

John M. Greer

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: Not applicable.  Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”), originally filed by Weatherford International plc, an Irish public limited company (the “Company”), and its subsidiaries, Weatherford International Ltd. and Weatherford International, LLC (together with the Company, the “Issuers”), with the Securities and Exchange Commission:

•                  Registration Statement No. 333-216034, filed on Form S-3 on February 13, 2017 (as amended on April 28, 2017, and as further amended on May 3, 2017) and declared effective on May 11, 2017, pertaining to the registration of ordinary shares, debt securities, unsecured guarantees of debt securities, options to purchase ordinary shares and warrants to purchase ordinary shares.

On July 1, 2019, the Issuers filed voluntary petitions for reorganization under chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, which cases are being jointly administered under the caption “In re Weatherford International plc, et al.” (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Issuers have terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Issuers in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Issuers hereby remove from registration all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Weatherford International plc
(an Irish public limited company)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Houston, Texas on November 7, 2019.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Stuart Fraser
Stuart Fraser
Vice President and Chief Accounting Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-3 on behalf of Weatherford International PLC in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Weatherford International Ltd.
(a Bermuda exempted company)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Houston, Texas on November 7, 2019.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Stuart Fraser
Stuart Fraser
Vice President and Chief Accounting Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-3 on behalf of Weatherford International Ltd. in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Weatherford International, LLC
(a Delaware limited liability company)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Houston, Texas on November 7, 2019.

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Stuart Fraser
Stuart Fraser
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-3 on behalf of Weatherford International, LLC in reliance upon Rule 478 under the Securities Act of 1933, as amended.